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                                                                  Exhibit 10.4.2
                                                                  --------------



                                   ASSIGNMENT
                             (Real Property Lease)


     THIS ASSIGNMENT, made as of August 8, 1997, by Putter Properties, Inc., a Delaware corporation ("Putter") and Callaway Acquisition, a California corporation ("Buyer") provides:


                                    RECITALS

     Odyssey Sports, Inc., a California corporation ("Seller"), among others, has entered into an Asset Purchase Agreement dated July 20, 1997 (the "Purchase Agreement") pursuant to which Seller has agreed to sell certain assets to Callaway Golf Company, a California corporation ("Callaway Golf"), and Callaway Golf has agreed to purchase from Seller such assets. Pursuant to subsection
10.10 of the Purchase Agreement, Callaway Golf has assigned the Purchase Agreement to Buyer, its wholly owned subsidiary. Putter and Techplex, L.P., a California limited partnership ("Lessor") entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated December 20, 1996, including an Addendum to Lease attached thereto, whereby Lessor leased to Putter certain real property, including all buildings and permanent improvements thereon (the "Premises"), commonly known as 1969 Kellogg Avenue, Carlsbad, California, for general office, research, development, manufacturing and any other legally permitted use (the "Lease"). Putter now desires to assign the Lease to Buyer and Buyer desires to accept the assignment of the Lease.

     NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged Putter assigns and transfers to Buyer all of Putter's right, title, and interest in and to the Lease, a copy of which (including all amendments thereto) is attached to the assignment as Exhibit A, and Buyer agrees to and does accept the assignment. Buyer expressly assumes and agrees to keep, perform, and fulfill by Putter as Lessee under the Lease, including the making of all payments due to Lessor under the Lease when due and payable.

     Putter and Buyer agree to execute and deliver, or cause to be executed and delivered, and to do or make or cause to be done or made, any and all instruments, papers, acts or things, supplemental, confirmatory or otherwise, as reasonably may be required by the other party for the purposes of perfecting and completing the transfer and conveyance to Buyer of the Lease.
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     IN WITNESS WHEREOF, Putter and Buyer have each caused this Assignment to be executed and delivered in a manner sufficient to bind it, as of the day and year first above written.

PUTTER PROPERTIES, INC.,               CALLAWAY ACQUISITION,
a Delaware corporation                 a California corporation



By:    /s/ GEORGE H. MACLEAN           By:        /s/ DONALD H. DYE
   -----------------------------          -------------------------------
Name:  George H. MacLean               Name:  Donald H. Dye

Title:  Vice President                 Title:  President and CEO